Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

TYCO INTERNATIONAL REPORTS FIRST QUARTER EARNINGS
 FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.75 PER SHARE AND GAAP EARNINGS OF $1.00 PER SHARE

•                  Company reports 5% revenue increase with organic revenue growth of 4%

•                  Diluted EPS from continuing operations before special items increases 17%

•                  Operating margin before special items improves 130 basis points to 11.3%

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q1 2011	Q1 2010	% Change
Revenue	$4,379	$4,155	5%
Income from Continuing Operations	$490	$296	66%
Diluted EPS from Continuing Operations	$1.00	$0.62	61%
Special Items	$0.25	$(0.02)
Income from Continuing Ops Before Special Items	$367	$306	20%
Diluted EPS from Continuing Ops Before Special Items	$0.75	$0.64	17%

SCHAFFHAUSEN, Switzerland — January 27, 2011 — Tyco International Ltd. (NYSE: TYC) today reported $1.00 in diluted earnings per share (EPS) from continuing operations for the fiscal first quarter of 2011 and diluted EPS from continuing operations before special items of $0.75 per share.  Revenue in the quarter of $4.4 billion increased 5% versus the prior year with organic revenue growth of 4% including a 1 percentage point contribution from the Electrical & Metal Products business.

Tyco Chairman and Chief Executive Officer Ed Breen said, “Our first quarter results reflect continued improvement in our end markets which contributed to a stronger operating margin and helped us deliver a 17% increase in diluted earnings per share. We finished the quarter in a strong cash position which provides us the financial flexibility to continue to increase investments in R&D, fund our growth initiatives, and return excess cash to shareholders.”

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  Beginning with the first quarter of fiscal 2011, the company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with the acquired entities that have been fully integrated within the first year, and exclude prior year revenues associated with entities divested within the past year.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as First Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Effective in the first fiscal quarter of 2011, the company reorganized its reportable segments to more closely align with certain portfolio refinement actions taken in fiscal 2010.  Under the new reporting structure, the former Safety Products segment has been split between the former ADT Worldwide and former Fire Protection Services segments. The new Tyco Security Solutions segment consists of the former ADT Worldwide segment and the portion of the Safety Products segment that manufactures electronic security products. The new Tyco Fire Protection segment consists of the former Fire Protection Services segment and the remaining portion of the Safety Products segment consisting of the fire suppression and life safety businesses.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal first quarter of 2010 unless otherwise indicated.

Security Solutions

	Q1 2011	Q1 2010	% Change
Revenue	$2,107	$1,914	10%
Operating Income	$347	$268	29%
Operating Margin	16.5%	14.0%
Special Items	$(5)	$(5)
Operating Income Before Special Items	$352	$273	29%
Operating Margin Before Special Items	16.7%	14.3%

Revenue of $2.1 billion increased 10% in the quarter with organic revenue growth of 6%.  Recurring revenue grew 4% organically on a global basis.  Non-recurring revenue grew 7% with growth in all geographic regions led by increased volume in the North American commercial business.

Operating income was $347 million and the operating margin was 16.5%. Operating income before special items was $352 million and the operating margin improved 240 basis points to 16.7%. Increased volume in the commercial business, growth in the higher margin recurring revenue business and the continued benefit of restructuring activities drove the year-over-year operating margin improvement.

Fire Protection

	Q1 2011	Q1 2010	% Change
Revenue	$1,099	$1,112	(1)%
Operating Income	$88	$109	(19)%
Operating Margin	8.0%	9.8%
Special Items	$(39)	$1
Operating Income Before Special Items	$127	$108	18%
Operating Margin Before Special Items	11.6%	9.7%

Revenue of $1.1 billion declined 1% in the quarter with organic revenue growth of 1.5%. Organic revenue growth of 1% in service and 9% in fire products more than offset the organic revenue decline of 3% in installation revenue.  Backlog of $1.2 billion increased 1% on a quarter sequential basis, excluding the impact of foreign currency and the deconsolidation of a joint venture related to the adoption of a new accounting standard.

Operating income was $88 million and the operating margin was 8.0%.  Special items of $39 million consisted of restructuring and losses on divestitures.  Operating income before special items was $127 million and the operating margin was 11.6%. The 190 basis point margin improvement was driven by cost-containment and restructuring actions as well as business mix and selectivity of project work.

Flow Control

	Q1 2011	Q1 2010	% Change
Revenue	$826	$832	(1)%
Operating Income	$100	$102	(2)%
Operating Margin	12.1%	12.3%
Special Items	—	$(6)
Operating Income Before Special Items	$100	$108	(7)%
Operating Margin Before Special Items	12.1%	13.0%

Revenue of $826 million declined 1% in the quarter with an organic revenue decline of 2%. Organic revenue growth of 8% in Thermal Controls was more than offset by an organic revenue decline of 5% in the Valves business and a 2% decline in Water. Excluding the impact of foreign currency, orders increased 7% year-over-year and backlog increased 3% to $1.5 billion on a quarter sequential basis.

Operating income was $100 million and the operating margin was 12.1%. Operating income includes a charge of $5 million on a project in a business retained from the 2008 divestiture of Earth Tech. The year-over-year impact of volume decline was almost fully offset by the benefits of cost-containment actions and previous restructuring activities.

Electrical and Metal Products

	Q1 2011	Q1 2010	% Change
Revenue	$347	$297	17%
Operating Income	$7	$23	(70)%
Operating Margin	2.0%	7.7%
Special Items	$(6)	—
Operating Income Before Special Items	$13	$23	(43)%
Operating Margin Before Special Items	3.7%	7.7%

Revenue of $347 million increased 17% in the quarter with organic revenue growth of 15%.  The revenue growth was driven by higher selling prices for both steel and copper products.

Operating income was $7 million and the operating margin was 2.0%.  Operating income before special items was $13 million and the operating margin was 3.7% as increased selling prices were more than offset by higher material costs.

On December 22, 2010, Tyco completed the sale of a majority interest in the Electrical and Metal Products business to an affiliate of Clayton, Dubilier and Rice, LLC.  Tyco received cash proceeds of $713 million and recorded a gain of $259 million reported in corporate and other.  The business now operates under the name Atkore International.

OTHER ITEMS

•                  Cash from operating activities was $246 million and free cash flow was negative $63 million, which included a cash outflow of $35 million primarily related to restructuring activities. The company completed the quarter with $2.1 billion in cash.

•                  Corporate expense excluding special items was $97 million in the quarter.

•                  Special items of $0.25 consisted of a net gain on divestitures of $0.32 primarily related to the TEMP transaction, offset by net charges of $0.07 primarily related to restructuring.

•                  The company incurred pre-tax charges of $37 million in the quarter related to restructuring and integration activities.

•                  The tax rate for the quarter before special items was 17%.

•                  During the quarter and through January 26, 2011, the company has repurchased 19 million shares for $793 million under its current $1 billion share repurchase program initiated in the fourth quarter of 2010.

•                  On December 9, 2010, the company announced that its Board of Directors recommended shareholder approval of a dividend increase of approximately 20% from $0.84 to $1.00 per share at the company’s annual general meeting of shareholders to be held on March 9, 2011.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2010 revenue of $17 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s first quarter results for 2011 and outlook for the second quarter during a conference call and webcast today beginning at 9:00 a.m. EST.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•                  An audio replay of the conference call will be available at 11:00 a.m. (ET) on January 27, 2011 and ending at 11:59 p.m. (ET) on February 3, 2011. The dial-in number for participants in the United States is (800) 234-2079. For participants outside the United States, the replay dial-in number is (402) 220-9687, passcode 5921.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items,” “earnings per share (EPS) from continuing operations before special items,” “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). Effective the first quarter of fiscal 2011, the Company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with acquired entities that have been fully integrated within the first year (such as Broadview Security), and exclude prior year revenues associated with entities that do not meet the criteria for discontinued operations which have been divested within the past year. The rate of organic growth or decline is calculated based on the adjusted number to better reflect the rate of growth or decline of the combined business, in the case of acquisitions, or the remaining business, in the case of dispositions.  The rate of organic growth or decline for acquired businesses that are not fully integrated within the first year will continue to be based on unadjusted historical revenue.  Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies.

Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures.  It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities, voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as components in the company’s incentive compensation plans. Operating income, operating margin, and income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, as well as its acquisition, divestiture and capital activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and in subsequent filings with the Securities and Exchange Commission.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended
	December 24,	December 25,
	2010	2009
Net revenue	$4,379	$4,155
Cost of sales	2,750	2,616
Selling, general and administrative expenses	1,137	1,123
Restructuring, asset impairment and divestiture (gain) charges, net	(214)	11
Operating income	706	405
Interest income	9	9
Interest expense	(62)	(75)
Other income, net	—	9

Income from continuing operations before income taxes	653	348
Income tax expense	(163)	(51)
Income from continuing operations	490	297
Income from discontinued operations, net of income taxes	169	6
Net income	659	303
Less: noncontrolling interest in subsidiaries net income	—	1
Net income attributable to Tyco common shareholders	$659	$302

Amounts attributable to Tyco common shareholders:
Income from continuing operations	$490	$296
Income from discontinued operations	169	6
Net income attributable to Tyco common shareholders	$659	$302

Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$1.00	$0.62
Income from discontinued operations	0.35	0.02
Net income attributable to Tyco common shareholders	$1.35	$0.64
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$1.00	$0.62
Income from discontinued operations	0.34	0.01
Net income attributable to Tyco common shareholders	$1.34	$0.63

Weighted-average number of shares outstanding:
Basic	488	476
Diluted	492	479

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2010.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended
	December 24,		December 25,
	2010		2009
NET REVENUE
Tyco Security Solutions	$2,107		$1,914
Tyco Flow Control	826		832
Tyco Fire Protection	1,099		1,112
Electrical and Metal Products	347		297
Corporate and Other	—		—
Total Net Revenue	$4,379		$4,155

OPERATING INCOME AND MARGIN
Tyco Security Solutions	$347	16.5%	$268	14.0%
Tyco Flow Control	100	12.1%	102	12.3%
Tyco Fire Protection	88	8.0%	109	9.8%
Electrical and Metal Products	7	2.0%	23	7.7%
Corporate and Other	164	N/M	(97)	N/M
Operating Income and Margin	$706		$405

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

		Quarter Ended December 24, 2010
	Net Revenue for the Quarter Ended	Base Year Adjustments				Adjusted 2009 Base									Net Revenue for the Quarter Ended December
	December 25, 2009	Acquisitions		(Divestitures)		Revenue	Foreign Currency		Acquisitions		Other		Organic Revenue*		24, 2010

Tyco Security Solutions	$1,914	$138	7.2%	$(62)	-3.2%	1,990	$5	0.3%	$—	0.0%	$—	0.0%	$112	5.6%	$2,107	10.1%
Tyco Flow Control	832	—	0.0%	(3)	-0.4%	829	7	0.8%	4	0.5%	—	0.0%	(14)	-1.7%	826	-0.7%
Tyco Fire Protection	1,112	—	0.0%	(11)	-1.0%	1,101	(1)	-0.1%	—	0.0%	(18)	-1.6%	17	1.5%	1,099	-1.2%
Total before Electrical and Metal Products	$3,858	$138	3.6%	$(76)	-2.0%	$3,920	$11	0.3%	$4	0.1%	$(18)	-0.5%	$115	2.9%	$4,032	4.5%

Electrical and Metal Products	297	—	0.0%	—	0.0%	297	2	0.7%	4	1.3%	—	0.0%	44	14.8%	347	16.8%

Total Net Revenue	$4,155	$138	3.3%	$(76)	-1.8%	$4,217	$13	0.3%	$8	0.2%	$(18)	-0.4%	$159	3.8%	$4,379	5.4%

*	Organic revenue growth percentage based on adjusted 2009 base revenue.

See “Non-GAAP Measures” for a description of the calculation methodology.

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 24,	September 24,
	2010	2010
Current Assets:
Cash and cash equivalents	$2,062	$1,775
Accounts receivable, net	2,220	2,493
Inventories	1,253	1,443
Other current assets	921	936
Deferred income taxes	364	382
Assets held for sale	—	324
Total current assets	6,820	7,353

Property, plant and equipment, net	3,916	4,156
Goodwill	9,593	9,577
Intangible assets, net	3,431	3,446
Other assets	2,622	2,596
Total Assets	$26,382	$27,128

Current Liabilities:
Short-term debt and current maturities of long-term debt	$519	$536
Accounts payable	1,158	1,340
Accrued and other current liabilities	2,263	2,671
Deferred revenue	571	618
Liabilities held for sale	—	103
Total current liabilities	4,511	5,268

Long-term debt	3,634	3,652
Deferred revenue	1,165	1,106
Other liabilities	2,876	3,001
Total Liabilities	$12,186	$13,027

Tyco’s shareholders’ equity	14,189	14,084
Noncontrolling interest	7	17
Total Equity	14,196	14,101

Total Liabilities and Equity	$26,382	$27,128

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2010.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarters Ended
	December 24,	December 25,
	2010	2009
Cash Flows from Operating Activities:
Net income attributable to Tyco common shareholders	$659	$302
Noncontrolling interests in subsidiaries net income	—	1
Income from discontinued operations, net of income taxes	(169)	(6)
Income from continuing operations	490	297

Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	323	285
Non-cash compensation expense	31	31
Deferred income taxes	126	1
Provision for losses on accounts receivable and inventory	32	34
Gains on divestitures	(246)	(2)
Other non-cash items	16	5
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	11	93
Inventories	(104)	(38)
Other current assets	(24)	—
Accounts payable	(79)	(75)
Accrued expenses and other liabilities	(270)	(214)
Income taxes, net	—	3
Other	(60)	(45)
Net cash provided by operating activities	246	375
Net cash (used in) provided by discontinued operating activities	(10)	4

Cash Flows from Investing Activities:
Capital expenditures	(179)	(164)
Proceeds from disposal of assets	3	16
Acquisition of businesses, net of cash acquired	(9)	(143)
Accounts purchased by Tyco Security Solutions	(133)	(150)
Divestiture of businesses, net of cash divested	710	15
Other	(3)	10
Net cash provided by (used in) investing activities	389	(416)
Net cash provided by (used in) discontinued investing activities	265	(1)

Cash Flows from Financing Activities:
Net (repayment) proceeds from issuance of debt	(17)	248
Proceeds from exercise of share options	22	6
Dividends paid	(113)	(107)
Repurchase of common shares by treasury	(500)	—
Transfers from discontinued operations	255	3
Other	8	12
Net cash (used in) provided by financing activities	(345)	162
Net cash used in discontinued financing activities	(255)	(3)

Effect of currency translation on cash	7	(2)
Net increase in cash and cash equivalents	297	119
Decrease in cash from deconsolidation of variable interest entity	(10)	—
Cash and cash equivalents at beginning of period	1,775	2,354

Cash and cash equivalents at end of period	$2,062	$2,473

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$246	$375
Sale of accounts receivable	—	(1)
Capital expenditures, net	(176)	(148)
Accounts purchased by Tyco Security Solutions	(133)	(150)
Free Cash Flow	$(63)	$76

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	Dec. 24, 2010	Dec. 25, 2009

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$1.00	$0.62

Restructuring, net	0.04	0.02

Acquisition costs	0.01	—

Asset impairments and (gains) / losses on divestitures, net	(0.32)	—

Note receivable write-off	0.01	—

Legacy legal items	(0.01)	—

Tax items	0.02	—

Total Before Special Items	$0.75	$0.64

Tyco International Ltd.

For the Quarter Ended December 24, 2010

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco		Electrical
	Security	Flow	Fire	Corporate	& Metal
	Solutions	Control	Protection	and Other	Products	Revenue
Revenue (GAAP)	$2,107	$826	$1,099	—	$347	$4,379

																Income	Diluted
																from	EPS from
																Continuing	Continuing
	Operating Income															Operations	Operations
	Tyco		Tyco		Tyco				Electrical		Total					Attributable	Attributable
	Security		Flow		Fire		Corporate		& Metal		Operating		Interest	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Control	Margin	Protection	Margin	and Other	Margin	Products	Margin	Income	Margin	Expense, net	Taxes	Interest	Shareholders	Shareholders
As Reported (GAAP)	$347	16.5%	$100	12.1%	$88	8.0%	$164	N/M	$7	2.0%	$706	16.1%	$(53)	$(163)	—	$490	$1.00

Restructuring, net	(1)				27		5		1		32			(9)		23	0.04

(Gains) / losses on divestitures, net	1				12		(259)				(246)			87		(159)	(0.32)

Acquisition costs	5										5			(2)		3	0.01

Note receivable write-off									5		5			—		5	0.01

Legacy legal items							(7)				(7)			—		(7)	(0.01)

Tax items											—			12		12	0.02

Total Before Special Items	$352	16.7%	$100	12.1%	$127	11.6%	$(97)	N/M	$13	3.7%	$495	11.3%	$(53)	$(75)	—	$367	$0.75

Diluted Shares Outstanding	492
Diluted Shares Outstanding - Before Special Items	492

Tyco International Ltd.

For the Quarter Ended December 25, 2009

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco			Electrical
	Security	Flow	Fire	Safety	Corporate	& Metal
	Solutions	Control	Protection	Products	and Other	Products	Revenue
Previously Reported Revenue	$1,835	$832	$833	$358	—	$297	$4,155

Segment Realignment	79		279	(358)			—

Recasted Revenue (GAAP)	$1,914	$832	$1,112	—	—	$297	$4,155

																			Income	Diluted
																			from	EPS from
																			Continuing	Continuing
	Operating Income																		Operations	Operations
	Tyco		Tyco		Tyco						Electrical		Total						Attributable	Attributable
	Security		Flow		Fire		Safety		Corporate		& Metal		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Control	Margin	Protection	Margin	Products	Margin	and Other	Margin	Products	Margin	Income	Margin	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Previously Reported (GAAP)	$259	14.1%	$102	12.3%	$64	7.7%	$54	15.1%	$(97)	N/M	$23	7.7%	$405	9.7%	$(66)	$9	$(51)	$(1)	$296	$0.62

Segment Realignment	9				45		(54)						—						—	—

Recasted (GAAP)	$268	14.0%	$102	12.3%	$109	9.8%	—	—	$(97)	N/M	$23	7.7%	$405	9.7%	$(66)	$9	$(51)	$(1)	$296	$0.62

Restructuring, net	5		6		(1)								10				(3)		7	0.02

Restructuring charges in cost of sales and SG&A					1								1						1	—

(Gains) / losses on divestitures, net					(1)				2				1				1		2	—

Total Before Special Items	$273	14.3%	$108	13.0%	$108	9.7%	—	—	$(95)	N/M	$23	7.7%	$417	10.0%	$(66)	$9	$(53)	$(1)	$306	$0.64

Diluted Shares Outstanding	479
Diluted Shares Outstanding - Before Special Items	479